Exhibit 8.2
KRAMER LEVIN NAFTALIS & FRANKEL llp
June 18, 2010
General Maritime Corporation
299 Park Avenue
2nd Floor
New York, NY 10171
Ladies and Gentlemen:
     We have acted as United States tax counsel to General Maritime Corporation, a Marshall Islands corporation (the “Company”), in connection with the sale by the Company of common stock, par value U.S. $0.01 per share (“Common Stock”), pursuant to its registration statement on Form S-3 (File No. 333-157215) (the “Registration Statement”) and the prospectus included therein, dated April 8, 2009, as supplemented by the prospectus supplement, dated June 17, 2010 (the “Prospectus Supplement”). All capitalized terms used herein have their respective meanings set forth in the Registration Statement unless otherwise stated.
     For purposes of the opinion set forth below, we have reviewed and relied upon the Registration Statement and such other documents, records, and instruments as we have deemed necessary or appropriate as a basis for our opinion. In addition, in rendering our opinion we have relied upon certain statements of factual matters made by the Company, which we have neither investigated nor verified. We have assumed that such statements are true, correct, complete, and not breached, and that no actions that are inconsistent with such statements will be taken. We have also assumed that all statements made “to the best knowledge of” or “beliefs” of any persons will be true, correct, and complete as if made without such qualification. Any inaccuracy in, or breach of, any of the aforementioned statements and assumptions, or any change after the date hereof in applicable law, could adversely affect our opinion. No ruling has been (or will be) sought from the Internal Revenue Service (the “Service”) by the Company as to the United States federal income tax consequences of the purchase, ownership, and disposition of shares of Common Stock. The opinion expressed herein is not binding on the Service or any court, and there can be no assurance that the Service or a court of competent jurisdiction will not disagree with such opinion.
     Based upon and subject to the foregoing as well as the limitations set forth below, under presently applicable United States federal income tax law, the statements of law set forth in the Prospectus Supplement under the headings “Tax Considerations — United States Federal Income Tax Considerations — United States Federal Income Taxation of U.S. Holders,” “— United States Federal Income Taxation of Non-U.S. Holders,” and “— Backup Withholding and Information Reporting” constitute our opinion as to the material United States federal income tax consequences to U.S. and Non-U.S. Holders of the purchase, ownership, and disposition of shares of Common Stock.
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KRAMER LEVIN NAFTALIS & FRANKEL llp
     No opinion is expressed as to any matter not specifically addressed above. Also, no opinion is expressed as to the tax consequences of the purchase, ownership, and disposition of Common Stock under any non-United States, state, or local tax law. Furthermore, our opinion is based on current United States federal income tax law and administrative practice, and we do not undertake to advise you as to any changes in federal income tax law or administrative practice that may affect our opinion unless we are specifically asked to do so.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption under the caption “Legal Matters” in the Prospectus Supplement. The giving of this consent, however, does not constitute an admission that we are “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.
     This opinion is being delivered to you for the purpose of being included as an exhibit to the Registration Statement and, except as set forth above, may not be circulated, quoted, or otherwise referred to for any other purpose without our written consent.
Very truly yours,
/s/ Kramer Levin Naftalis & Frankel LLP
Kramer Levin Naftalis & Frankel LLP